SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): April 14, 2004


                                PACIFIC CMA, INC.

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             (Exact Name of Registrant as Specified in its Charter)



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                Delaware                              0-27653                           84-1475073
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(State or Other Jurisdiction Incorporation)   (Commission File Number)     (IRS Employer Identification Number)





   1350 Avenue of the Americas (Suite 1300)       New York, New York         10019
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   (Address of Principal Executive Office)         (City and State)        (Zip Code)


Registrant's telephone number, including area code:    (212) 247-0049
                                                    ------------------------------------
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ITEM 5. Other Events and Required FD Disclosure

            On April 14, 2004, pursuant to a Securities Purchase Agreement by and among Pacific CMA, Inc. dated as of April 8, 2004 (the "Company"), and two institutional investors (collectively, the "Investors"), the Company sold (the "Offering") to the Investors $3,000,000 aggregate amount of its Series A Preferred Stock (the "Preferred Stock") (2,000 and 1,000 shares of Preferred Stock, respectively). In the Offering, the Company also issued to Investors warrants (the "Warrants") to purchase 937,500 shares (the "Warrant Shares") of common stock, par value $.001 per share (the "Common Stock") at per share exercise prices of $1.76 for 468,750 shares and $2.00 for 468,750 shares.

            The Preferred Stock has a stated value of $1,000 per share, is convertible into shares of Common Stock (the "Conversion Shares") at a conversion price of $1.44 per share and pays an annual dividend equal to six (6%) percent of the stated value of the Preferred Stock outstanding (the "Dividend"), which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "Dividend Shares"). Any shares of Preferred Stock (i) not converted into Conversion Shares prior to April 8, 2008, shall be redeemed by the Company at the stated value plus any accrued but unpaid dividends, and (ii) at the Company's option may at any time be converted into Conversion Shares if, among other conditions, the Common Stock trades at no less than $3.50 per share for a period of thirty (30) consecutive trading days with a trading volume of no less than 250,000 shares per day during such period. The Preferred Stock and the Warrants contain anti-dilution provisions for sales and issuances of Common Stock and Common Stock equivalents below the conversion price as to the Preferred Stock and exercise prices as to the Warrants.

            Pursuant to a Registration Rights Agreement dated as of April 8, 2004 by and among the Company and the Investors, the Company has agreed to file a registration statement (the "Registration Statement") for the resale under the Securities Act of 1933, as amended, of all of the Conversion Shares, Warrant Shares and Dividend Shares. The Registration Statement must be filed and declared effective by the SEC no later than thirty (30) days and ninety (90) days, respectively, from the closing of the Offering. The Company also granted piggyback registration rights in connection therewith.

            The Investors have a 180 day option to purchase an additional $2,000,000 of Preferred Stock and Warrants on the same terms and conditions as the initial $3,000,000 investment.

            In connection with the Offering, the Company paid commissions of seven (7%) percent of the gross proceeds raised in the Offering, and issued warrants to purchase 65,625 shares of Common Stock to a registered broker/dealer (the "Agent Warrants"). The shares of Common Stock issuable upon exercise of the Agent Warrants have piggyback registration rights.

            Any issuance of shares of Common Stock in connection with the Offering in excess of 5,000,000 shares of Common Stock (approximately 19.9% of the issued and outstanding Common Stock on the date prior to the closing of the Offering), will require shareholder approval at a shareholders' meeting in accordance with the Corporate Governance Rules of the American Stock Exchange.

            On April 15, 2004, the Company issued a press release relating to the Offering, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated hereby by reference.

THE ABOVE DESCRIPTION OF, AMONG OTHER ITEMS, THE OFFERING, PREFERRED STOCK, THE WARRANTS AND REGISTRATION RIGHTS IS QUALIFIED IN ITS ENTIRETY BY THE SECURITIES PURCHASE AGREEMENT, THE CERTIFICATE OF DESIGNATIONS OF PREFERENCES, RIGHTS AND LIMITATIONS OF THE SERIES A PREFERRED STOCK, THE WARRANT AND THE REGISTRATION RIGHTS AGREEMENT, ALL FILED AS EXHIBITS TO THIS CURRENT REPORT ON FORM 8-K.


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Item 7.        Financial Statements and Exhibits
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(a)            Not Applicable

(b)            Not Applicable

(c)            Exhibits required by Item 601 of Regulation S-K



Exhibit No.    Description
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3.4            Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

3.5            Form of Warrant sold to the investors

10.20          Securities Purchase Agreement

10.21          Registration Rights Agreement

99.1           Press Release relating to the private placement transaction of Preferred Stock and Warrants by the Company.
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Company  has duly  caused  this  report to be  signed on its  behalf by the undersigned hereunto duly authorized.



                                         PACIFIC CMA, INC.



                                         By:     /s/Henrik M. Christensen
                                                 ------------------------------
                                                 Henrik M. Christensen
                                                 Executive Vice President


Dated: April 15, 2004

                                  EXHIBIT INDEX




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Exhibit No.    Description

3.4            Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

3.5            Form of Warrant sold to Investors

10.20          Securities Purchase Agreement

10.21          Registration Rights Agreement

99.1           Press Release relating to the private placement transaction of Preferred Stock and Warrants by the Company.
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